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                                                                     EXHIBIT 11


                   PCA INTERNATIONAL, INC., AND SUBSIDIARIES
                   COMPUTATION OF PRIMARY AND FULLY DILUTED
                           EARNINGS PER COMMON SHARE

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                                                           THREE MONTHS ENDED
                                                          APRIL 30,        May 1,
                                                            1995           1994
PRIMARY EARNINGS PER COMMON SHARE:
  EARNINGS APPLICABLE TO COMMON STOCK:

    Net income.............................................. $851,001     $63,651

  COMPUTATION OF COMMON SHARES AND COMMON
   EQUIVALENT SHARES:
     Weighted average number of common shares............... 8,109,410    8,141,205
     Dilutive effect of stock options....................... 371,452      405,129
     Weighted average number of common shares after
       dilutive effect...................................... 8,480,862    8,546,334

  EARNINGS PER COMMON SHARE AND COMMON
   EQUIVALENT SHARE:

     Net income............................................. $0.10        $0.01

FULLY DILUTED EARNINGS PER COMMON SHARE:
  EARNINGS APPLICABLE TO COMMON STOCK:

     Net income............................................. $851,001     $63,651

  COMPUTATION OF COMMON SHARES AND COMMON
   EQUIVALENT SHARES:
     Weighted average number of common shares
       outstanding.......................................... 8,109,410    8,141,205
     Dilutive effect of stock options....................... 413,919      405,129
     Weighted average number of common shares
       outstanding as adjusted.............................. 8,523,329    8,546,334

  EARNINGS PER COMMON SHARE AND COMMON
   EQUIVALENT SHARE ASSUMING FULL DILUTION:

       Net income........................................... $0.10        $0.01
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